Exhibit 99.(a)(7)

Setting the Record Straight Crane, in its attempt to take value from CIRCOR shareholders, continues to make misleading and inaccurate statements to promote its Low Value, Opportunistic, Highly Conditional tender offer Price/Cost optimization substantially executed • CFS: 2018 ROIC of 10.7% (year 2) and 12%+ expected in year 3 1 Does not include pension adjustment, consistent with industry practice 1 Crane’s Inaccurate Statements The Facts Are Crane questions CIRCOR’s near term 2020 financial targets CIRCOR is confident of delivering its 2020 targets: •Clear line-of-sight to the steps in CIRCOR’s EBITDA bridge with •O&G exposure de-risked •Management’s compensation is aligned with this plan Crane critical of CIRCOR’s acquisition performance Acquisitions are delivering strong results: •FH: 2018 ROIC of 8.8% (year 1) and 11%+ expected in year 3 Crane questions growth in CIRCOR A&D CIRCOR A&D has robust growth: •Orders growth of 28%, last 4 quarters •Record backlog of $206m, Q1 2019 •Expect high single digit sales growth this year Crane uses low trading valuation multiple CIRCOR’s 3-year average trading valuation multiple is 11.5x1 next twelve months (“NTM”) EBITDA, with potential for multiple expansion from non core divestitures and a stronger balance sheet. Crane’s low multiple is based on inappropriate peer set …and many more

Setting the Record Straight

Crane uses inappropriate peer set	• To try to support its distorted claim of CIRCOR's relative underperformance, Crane compares CIRCOR to an inappropriate index that represents a fundamentally different mix of end markets, and very little upstream oil and gas exposure • Crane's historical trading analysis compares CIRCOR to a peer set (the S&P Mid Cap 400 Cap Goods Index, which includes machinery, construction/engineering, and electrical equipment) that **does not include companies with meaningful upstream O&G-exposure** • As Crane no doubt is aware, the O&G exposure of **the highlighted "Substantial Energy/O&G Exposure" companies was ~20% in 2014 vs. CIRCOR's 63%** – and the median of the S&P Mid Cap 400 Capital Goods Index, which Crane uses for its analysis, was ~10% • More importantly, **CIRCOR is a different company today** – CIRCOR's revenue is now 17% upstream O&G, down from 56% in 2014, and it continues to diversify its business
Crane misrepresents organization and executive changes	• Shortly after CIRCOR's CEO was appointed in 2013, **the company outlined and executed significant business simplification, which included a different organization structure and significant changes to the leadership team** • In addition, the Fluid Handling ("FH") integration facilitated further transformation as CIRCOR drove integration synergies, established an Industrial Group with group headquarters in Germany, and upgraded talent. Now, **CIRCOR is a year ahead of its initial synergy plan and is well positioned with the talent running the Industrial Group**
Crane questions CIRCOR's 2020 targets	• Crane questions whether CIRCOR can deliver its 2020 plan, but **management has clear line of sight to the steps in CIRCOR's EBITDA bridge with Price/Cost optimization substantially executed and O&G exposure de-risked**. For those that are forward looking, we believe that the assumptions are both conservative and supported by CIRCOR's recent performance. **Management's compensation is aligned with this plan** • **CIRCOR has a track record of delivering on cost reduction targets** and, as a result of its business transformation, has a much better line-of-sight into prospective business results • Although CIRCOR increased leverage for the short-term in connection with executing value-creating acquisitions, **CIRCOR is executing a detailed plan to rapidly deleverage the company** over the next 18 months – reducing net leverage from 5.5x[1] in 2018PF to 4.3x[2] in 2019RR and ~3.5x at YE 2020
Crane uses inappropriate trading valuation multiple	• Crane uses a multiple of 9.4x based on the S&P Mid Cap 400 Cap Goods Index, which is an **inappropriate peer set** • **CIRCOR's actual average multiple is ~11.5x[3]** over the last 3 years

CIRCOR | 2

[1] 2018PF Adj. EBITDA excludes 2018 EBITDA of Reliability Services (divested in Q1 2019), 2018PF net debt represents 2018 actual net debt less net proceeds from the Q1 2019 sale of Reliability Services; 2018 Adj. EBITDA: $128M and net debt: $739M; [2] Reflects an estimate of full year benefit of cost actions taken in 2019; 2019RR net leverage is calculated as 2019E net debt divided by 2019RR EBITDA; 2019E Adj. EBITDA: $128M and net debt: $625M; additional details included in slide 22 of the CIRCOR investor update materials; [3] Does not include pension adjustment, consistent with industry practice

Setting the Record Straight expects to achieve $8 million in 2019 (with $3m of carryover from 2018) and $7 million in 2020 (with $4m of carryover from incorrectly 3 Crane questions CIRCOR’s ability to deliver cost reduction •Crane, with little if any factual support, asserts that CIRCOR cannot achieve additional cost efficiencies •CIRCOR has already realized $8m of the $23m of identified cost synergies from the FH transaction in 2018, and 2019) •Beyond these synergies, CIRCOR is driving specific and detailed ongoing margin expansion initiatives, including complexity rationalization, sourcing, pricing and growing the aftermarket business •In fact, CIRCOR’s business plan does not assume a turnaround in upstream oil & gas – the Company’s strong outlook is driven by its successful transformation to less cyclical end-markets Crane asserts CIRCOR’s near term business plan depends on O&G market recovery •Crane asserts that CIRCOR has limited near-term growth in its A&D business and cannot achieve further margin improvements in its current standalone structure •CIRCOR’s growth outlook for its A&D business is substantially better than the recent performance of Crane’s Aerospace & Electronics business – CIRCOR expects high single-digit growth for this year driven by new program wins, supported by proprietary technology, and strong existing platform growth across commercial and defense markets •CIRCOR has line of sight to further margin expansion driven by growth in both commercial and defense markets, ongoing expansion of aftermarket revenue, and an ongoing manufacturing transition from Europe into Morocco •Crane continues to comment on how CIRCOR needs to invest for the next cycle and that it is extremely difficult to win new content, yet CIRCOR continues to invest in new products, win new programs, and deliver results Crane questions growth in CIRCOR A&D

Setting the Record Straight and reducing costs while investing in future growth and repositioning the portfolio into more attractive end erroneously CIRCOR’s allocation is and Board 1. 2. 3. Source: FactSet. Share price performance unaffected by proposal, calculated as of close on 05/20/2019 Adjusted EBITDA = Adjusted Net Income + Adjusted Tax + Interest + Adjusted Depreciation & Amortization 2018PF Adj. EBITDA excludes 2018 EBITDA of Reliability Services (divested in Q1 2019), 2018PF net debt represents 2018 actual net debt less net proceeds from the Q1 2019 sale of Reliability Services; 2018 Adj. EBITDA: $128M and net debt: $739M 4 Crane misrepresents CIRCOR’s business execution •CIRCOR’s management over the last several years has led a sweeping organizational revamp, simplifying the business markets •These initiatives have paid off dramatically – CIRCOR expects 2020 Adj. EBITDA to reach $165M, leverage to decline to ~3.5x and margins to expand ~410bps over 2018PF •RD&E and innovation have increased to a pace in line with peers, with significant product revitalization and growth momentum •CIRCOR’s acquisitions have been core to its transformation, with recent purchase of Critical Flow Solutions (“CFS”) and FH delivering synergies in excess of targets ($5m and $23m) and strong ROIC of 10.7% (CFS) and 8.8% (FH) in 2018, expected to be 12%+ (CFS) and 11%+ (FH) by year 3 •The acquisitions have been margin accretive with strong growth profiles and come with diversified end markets and significant higher-margin aftermarket business Crane questions capital •CIRCOR’s pre-hostile bid stock price did not reflect the EBITDA growth, margin expansion and deleveraging that the Company expects to occur over the next 18 months •Crane’s offer comes at a time when the stock already shows positive momentum – up 44% YTD – prior to the public proposal by Crane Crane’s offer opportunistic •CIRCOR has a highly experienced and independent Board of Directors -6 of 7 with deep experience in the industrials industry -Directors have overseen over $100B in M&A transactions •CIRCOR’s Board is open to any transaction that creates value for CIRCOR shareholders and has and will continue to evaluate any such opportunity Governance

Legends CIRCOR’s 2020 adjusted EBITDA, adjusted EBITDA margin and net leverage forecasts reflect CIRCOR’s current assumptions as to certain business and market conditions that are subject to change. In particular, CIRCOR’s forecasts, as compared to CIRCOR’s 2018 pro forma adjusted EBITDA, assume: price optimization resulting in an approximate $20 million increase in adjusted EBITDA; increased sales volume resulting in an approximate $18 million increase in adjusted EBITDA; savings from acquisition synergies and reduced corporate and group G&A costs resulting in an approximate $25 million increase in adjusted EBITDA; transition to low cost manufacturing resulting in an approximate $7 million increase in adjusted EBITDA; a net zero impact to adjusted EBITDA from CIRCOR’s upstream oil & gas business as the result of the exit of one loss making business in 2019 and the increase of one time costs associated with the exit; an approximate $13 million decrease in adjusted EBITDA as a result of increased headcount and new product development; an approximate $9 million decrease in adjusted EBITDA as a result of inflation, tariffs and pension costs; and an approximate $3 million decrease in adjusted EBITDA resulting from contingency planning costs. In addition, CIRCOR’s net leverage forecast assumes a reduction in net debt as compared to CIRCOR’s 2018 pro forma net debt. The preceding information contains forward-looking statements. Reliance should not be placed on forward-looking statements because they involve risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Any statements in this presentation that are not statements of historical fact are forward-looking statements, including, but not limited to, those relating to CIRCOR’s plans to deliver significant value over the next 18 months, 2019 and 2020 financial guidance, divestitures under consideration, plans to reduce leverage, our future performance, including realization of cost reductions from restructuring activities and expected synergies, and our corporate priorities. Actual events, performance or results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. Important factors that could cause actual results to vary from expectations include, but are not limited to: changes in the end markets in which CIRCOR operates, particularly the energy market; significant changes or fluctuations in interest rates or currency exchange rates; our ability to respond to competitive developments and to grow our business, both domestically and internationally; changes in the cost, quality or supply of raw materials; our ability to comply with our debt obligations; our ability to successfully implement our acquisition, divestiture or restructuring strategies, including our integration of FH; changes in industry standards, trade policies or government regulations, both in the United States and internationally; and our ability to operate our manufacturing facilities at current or higher levels and respond to increases in manufacturing costs. FOR A MORE DETAILED DISCUSSION OF SUCH RISKS AND OTHER FACTORS, WE STRONGLY ADVISE YOU TO READ THE SECTION ENTITLED “RISK FACTORS” IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND SUBSEQUENT REPORTS ON FORMS 10-Q, WHICH CAN BE ACCESSED UNDER THE “INVESTORS” LINK OF OUR WEBSITE AT WWW.CIRCOR.COM. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. See the section titled “Reconciliation of Non-GAAP Financial Measures” beginning on slide 33 of the CIRCOR investor update materials, available as Annex F to CIRCOR’s Solicitation/Recommendation Statement on Schedule 14D-9 and on CIRCOR’s website under the “Investors” link for a reconciliation of non-GAAP financial measures. Important Information CIRCOR has filed with the Securities and Exchange Commission a Solicitation/Recommendation Statement on Schedule 14D-9, as amended. CIRCOR stockholders are advised to read the company's Solicitation/Recommendation Statement on Schedule 14D-9, as amended from time to time, because it contains important information. Stockholders may obtain a free copy of the Solicitation/Recommendation Statement on Schedule 14D-9, as amended from time to time, as well as any other documents filed by CIRCOR in connection with the tender offer by Crane, free of charge at the SEC's website at www.sec.gov. In addition, investors and security holders can obtain free copies of these documents from CIRCOR by directing a request to CIRCOR International, 30 Corporate Drive, Burlington, Massachusetts 01803, Attention: investor relations, or by calling (781) 270-1200. Shareholders may also request copies of these documents from MacKenzie Partners, Inc., which is assisting CIRCOR in this matter, by calling 800-322-2885 Toll-Free or by email at circor@mackenziepartners.com.